Exhibit 10.43

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (this “Agreement”) is made and entered into as of December 31, 2013 and effective on January 1, 2014 (the “Effective Date”) by and between Cyalume Specialty Products, Inc., a Delaware corporation (the “Company”), and James G. Schleck (“Consultant”).

RECITALS

WHEREAS, Consultant has previously been employed by the Company; and

WHEREAS, the Company desires to engage Consultant to perform certain advisory consulting services specified herein and Consultant desires to be engaged as an independent contractor in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1.                  Scope of Services and Responsibilities of Consultant.

(a)                Consultant shall personally provide the Company with advisory consulting services relating to the operations of the Company and its affiliated operating entities (each an “Affiliated Entity”), and the business of the Company as it relates to such Affiliated Entities. Such services are referred to herein as the “Consulting Services” and will include executive, managerial, administrative, and professional duties as assigned by the President of Cyalume Technologies Holdings, Inc., or the Board of Directors of the Company and as are commensurate with such assigned duties. The Consultant may delegate duties to other employees of the Company as he reasonably determines is in the best interest of the Company, consistent with the general authority and power given to him hereunder.

(b)               Consultant shall provide the Consulting Services on an as-needed basis, in person, by telephone or by e-mail, by working with the officers, directors, employees or representatives of the Company or the Affiliated Entities designated by the Company to receive or coordinate the Consulting Services. All Consulting Services will be provided at times reasonably scheduled by or otherwise satisfactory to the Company and the Consultant.

(c)                Consultant shall provide the Consulting Services on an exclusive basis, subject to the restrictions set forth herein including, without limitation, those set forth in Section 5 of this Agreement.

(d)               In performing services under this Agreement, Consultant will: (i) use diligent efforts and professional skills and judgment; (ii) perform professional services in accordance with recognized standards of the applicable profession; and (iii) comply with the policies of the Company and any of the Affiliated Entities at which Consulting Services are provided, to the extent Consultant is made aware of any such policies.

2.                  Compensation for the Consulting Services.

(a) In consideration of the Consulting Services performed by Consultant, the Company agrees to pay to Consultant $1,000 per month, payable monthly in arrears.

(b) The Company shall pay or reimburse Consultant for all reasonable and necessary expenses incurred by him in connection with the performance of his duties hereunder in accordance with the policies and procedures of the Company as in effect from time to time; provided that: (a) Consultant obtains the Company’s prior written consent for any expense in excess of $1,000; and (b) Consultant provides the Company with such documentary evidence as shall be reasonably required by the Company.

3.                  Independent Contractor Status.

It is understood and agreed that Consultant will act solely as an independent contractor, and nothing in this Agreement shall be construed to render Consultant an employee of the Company. Consultant represents and warrants that there are no agreements or other obligations that restrict Consultant’s ability to accept and/or perform his obligations to the Company under this Agreement. Consultant agrees that: (a) he will inform any future employer or contractor of Consultant of the existence of this Agreement; and (b) he will obtain their consent to, and cooperation with, Consultant’s performance of and compliance with the terms of this Agreement.

4.                  Duration and Termination of Engagement.

This Agreement shall take effect on the Effective Date and shall continue in effect until the one (1) year anniversary of the Effective Date unless earlier terminated by either party as provided for herein (the “Expiration Date”). The Company and/or Consultant may terminate this Agreement at any time upon thirty (30) days’ advance written notice to the other party.

5.                  Confidential Information; Non-Competition and Non-Solicitation.

(a)                Confidential Information. Consultant acknowledges, understands and agrees that all trade secrets and information relating to the business of the Company and/or its affiliates, including without limitation, procedures, product information, manufacturing techniques or processes, expertise, records, customer or prospect lists and information, vendor lists and information, supplier lists and information, internal operating forms, financial information or accounting methods, systems, books, manuals, employee information, any confidential information concerning the business, the Company, its affiliates, or the business, policies or operations of the business, the Company or its affiliates which Consultant may have learned, possessed or controlled on or prior to the date hereof or which Consultant may learn, possess or control during the term of Consultant’s continued engagement by the Company or any of its affiliates (as an employee, consultant, agent or otherwise) (collectively, “Trade Secrets”) are confidential and shall remain the sole and exclusive property of the Company and its affiliates. Trade Secrets include both written information and information not reduced to writing. Except as may be required pursuant to any law or the order of a court, or except as may be public knowledge (which shall not have become public knowledge as a result of any action of Consultant), Consultant shall not, at any time, retain, duplicate, remove from the business premises of Company or any of its affiliates, make use of, other than in the ordinary course of fulfilling his duties as an employee of the Company, divulge or otherwise disclose, directly or indirectly, any Trade Secrets. Consultant shall not publish or disclose, and shall exercise his best efforts to prevent others from publishing or disclosing, any Trade Secrets and he shall not use or attempt to use any such knowledge or information which he may have or acquire in any manner which may injure or cause loss, whether directly or indirectly, to the Company or its affiliates or use his personal knowledge or influence over any customers, clients, suppliers or contractors of the Company or its affiliates so as to take advantage of the Company’s or its affiliate’s trade or business connections or utilize information confidentially obtained by him.

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(b)               Non-Competition.

(i)                 During the term of this Agreement and for a period of two (2) years after Consultant has ceased to be engaged by the Company for any reason, Consultant shall not, without the prior written consent of a duly authorized officer of the Company, directly or indirectly (A) engage in the business of, or (B) assist or have an interest in (whether as proprietor, partner, investor, stockholders, officer, director or any type of principal whatsoever), or (C) enter the employment of or act as an agent, advisor, or consultant to any person, firm, partnership, association, corporation, business organization, entity or enterprise that is, or is to become, directly or indirectly, engaged in any business actually or potentially competitive with that of the Company in any area or territory in which the Company offers its services or products.

(ii)               During the term of this Agreement, and for a period of two (2) years after Consultant has ceased to be engaged by the Company for any reason, Consultant shall not, without the prior written consent of a duly authorized officer of the Company, solicit from any person, company, firm or organization, or any affiliate of the foregoing, which was or is a client or associated firm of the Company or which the Company was soliciting as a client or associated firm of the Company during any of the twelve (12) months immediately preceding the termination or expiration of the Agreement, any business substantially similar to that done by the Company, including but not limited to any business Consultant was soliciting or on which he worked while employed by the Company.

(c)                Non-Solicitation. Consultant hereby covenants and agrees that, at all times during his engagement with the Company and for a period of two (2) years immediately following his termination for any reason, Consultant shall not employ or seek to employ any person employed at the time by the Company or any of its affiliates, or otherwise engage or entice, either directly or indirectly, such person to leave such employment without the prior written consent of a duly authorized officer of the Company.

(d)               Violation of Restrictive Covenants.

(i)                 The restrictions set forth in Sections 5(a), 5(b) and 5(c) shall extend to any and all activities of the Consultant, whether alone or together with or on behalf of or through any other person or entity.

(ii)               Consultant’s obligations under Sections 5(a), 5(b) and 5(c) shall survive termination of this Agreement and of Consultant’s engagement with the Company.

(iii)             Consultant acknowledges that the restrictions contained in Sections 5(a), 5(b) and 5(c), in view of the nature of the business in which the Company is engaged, are reasonable and necessary to protect the legitimate interests of the Company. Consultant understands that the remedies at law for his violation of any of the covenants or provisions of Sections 5(a), 5(b) and 5(c) will be inadequate, that such violations will cause irreparable injury within a short period of time, and that the Company shall be entitled to preliminary injunctive relief and other injunctive relief against such violation. Such injunctive relief shall be in addition to, and in no way in limitation of, any and all other remedies that the Company shall have in law and equity for the enforcement of those covenants and provisions.

(e)                In the event Consultant requests in writing the prior written consent of a duly authorized officer of the Company in accordance with Sections 5(b) and 5(c), the Company shall respond to Consultant within thirty (30) days of such request.

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(f)                Notwithstanding anything herein to the contrary, it shall not be a violation of this Agreement for the Consultant to be engaged in consulting and business activities for the entities described in Section 2(b) of that certain Employment Agreement, dated September 1, 2011, by and between the Company and Consultant.

6.                  Benefits.

So long as the Consultant remains engaged by the Company and works at least 30 hours per week, Consultant shall be provided with health, life, and disability insurance coverages and other similar benefits substantially equivalent to those provided under your Employment Agreement.

7.                  Stock Option Award.

For so long as Consultant remains engaged as a consultant to the Company, the Company agrees to preserve your stock option award pursuant to the terms of that certain Stock Option Agreement dated December 27, 2012 and the Cyalume Technologies Holdings, Inc. 2009 Omnibus Securities and Incentive Plan.

8.                  Inventions.

(a)                It shall be part of the normal duties of Consultant all times to consider in what manner and by what new methods or devices the products, services, processes, equipment or systems of the Company or any of its affiliates with which he is concerned or for which he is responsible might be improved, and promptly to give to the President of the Company or Board of Directors full details of any invention or improvement which he may from time to time make or discover in the course of his duties, and to further the interests of the Company with regard thereto. Subject only to any contrary provisions of the laws of the United States or the Commonwealth of Massachusetts, all such materials, inventions, improvements, methods, products, services, equipment or systems shall be deemed to be “works made for hire”, and to the extent such items are not works made for hire, Consultant hereby irrevocably grants and assigns such materials, inventions, improvements, methods, products, services, equipment or systems to the Company which shall be entitled, free of charge, to the sole ownership of any such invention or improvement.

(b)               Consultant shall, if and when required so to do by the Company, at the expense of the Company, apply or join with the Company in applying for patents or other protection in any part of the world for any such discovery, invention or process as aforesaid and shall at the expense of the Company, execute and do or cause to be done all instruments and things reasonably necessary for vesting the said patent or other protection when obtained and all right, title and interest to and in the same in the Company or in such other person as the Company may designate.

(c)                For the purpose of this clause Consultant hereby irrevocably authorizes the Company as his attorney in his name to execute any documents or take any actions which are required in, order to give effect to the provisions of this Section and the Company is hereby empowered to appoint and remove at its pleasure any person as agent and substitute for and on behalf of the Company in respect of all or any of the matters aforesaid.

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9.                  Remedies for Breach.

Consultant acknowledges that the restrictions contained in this Agreement are reasonable and necessary to protect the legitimate interests of the Company and the Affiliated Entities, and are not unduly burdensome to Consultant. Without limiting the Company’s rights to pursue any other legal and equitable remedies available to it for any breach or threatened breach by Consultant, Consultant acknowledges that a breach of the covenants stated herein would cause a loss to the Company and the Affiliated Entities that could not reasonably or adequately be compensated in damages in any action at law, and that remedies other than injunctive relief could not fully compensate the Company for a breach of said covenants. Therefore, Consultant agrees that the Company shall be entitled to injunctive relief without the posting of a bond to prevent any breach or continuing or threatened breach of Consultant’s covenants, agreements and warranties as set forth herein.

It is the intention of the parties hereto that if, in any action before any court empowered to enforce this Agreement, any term, restriction, covenant, agreement or promise is found to be unenforceable, then such term, restriction, covenant, agreement or promise shall be deemed modified to the extent necessary to make it enforceable by such court.

10.              Waiver.

Waiver by the Company of a breach of any provision of this Agreement or failure to enforce any such provision shall not be construed as a waiver of any subsequent breach of any such provision or of the Company’s right to enforce any such provision. No act or omission of the Company shall constitute a waiver of any of its rights hereunder except for a written waiver signed by the Company.

11.              Governing Law.

This Agreement shall be governed in all respects by the laws of the State of Delaware, without giving effect to principles of conflicts or choice of laws of Delaware or of any other jurisdiction. Each of Consultant and the Company submits to the jurisdiction of the state courts of Delaware or any federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of Consultant and the Company also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court and waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.

12.              Waiver of Jury Trial.

EACH OF THE PARTIES KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENTS (WHETHER VERBAL OR WRITTEN) RELATING TO THE FOREGOING. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.

13.              Notices.

All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (c) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the following address:

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   If to the Company:

   Cyalume Specialty Products, Inc.

   96 Windsor Street

   West Springfield, MA 01809

   Attn: Zivi Nedivi

   Facsimile: (413) 788-4817

   With a copy to:

   Greenberg Traurig, P.A.

   401 East Las Olas Boulevard, Suite 2000

   Fort Lauderdale, FL 33301

   Attn: Bruce I. March, Esq.

   Facsimile: (954) 765-1477

   If to Consultant:

   James G. Schleck

   15 Washington Place

   Metuchen, NJ 08840

14.              Miscellaneous.

(a)                This Agreement sets forth the entire agreement and understanding between the parties with respect to the subject matter thereof. This Agreement may not be modified or discharged, in whole or part, except by an agreement in writing signed by both parties.

(b)               This Agreement will be binding upon and inure to the benefit of the parties hereto and each party’s respective successors, assigns and heirs, as applicable. The parties understand and agree that the Company shall have the right, at any time, to assign to any successor-in-interest all of its rights and benefits under this Agreement. For purposes of this Agreement, the term “successor-in-interest” means and includes any person or entity that succeeds to: (i) all or a substantial portion of the business of the Company; or (ii) any interest in any Affiliated Entity, regardless of whether this succession occurs by sale, merger, change-in-control, or otherwise and regardless of whether the assignment of the Company’s rights hereunder occurs by contract or by operation of law. Notwithstanding the foregoing, Consultant’s obligations under this Agreement are personal in nature and may not be assigned or otherwise transferred by him without the prior written consent of the Company.

(c)                Should any party breach this Agreement, in addition to all other remedies available at law or in equity, such party shall pay all of the other party’s costs and expenses resulting therefrom and/or incurred in enforcing this Agreement, including reasonable legal fees and reasonable expenses of investigation.

(d)               Each party hereto represents and warrants that it or he has the full power and authority to enter into and perform this Agreement, and each party knows of no law, rule, regulations, order, agreement, promise, undertaking or other fact or circumstance which would prevent its or his full execution and performance of this Agreement.

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(e)                The parties hereto acknowledge and agree that this Agreement and related terms of engagement were the subject of negotiation between them and, as such, that: (i) the general rule of construction to the effect that ambiguities are resolved against the drafting party shall not apply to this Agreement; and (ii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against a party, regardless of which party was generally responsible for the preparation of this Agreement.

(f)                Section and other headings contained in this Agreement are for reference purposes only and are in no way intended to define, interpret, describe or otherwise limit the scope, extent or intent of this Agreement or any of its provisions each of which shall be deemed an original, but all of which together shall constitute one and the same document.

(g)                This Agreement may be executed in one or more counterparts each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

[signatures appear on following page]

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IN WITNESS WHEREOF, the parties hereto have caused this Consulting Agreement to be executed as of the date first set forth above.

CYALUME SPECIALTY PRODUCTS, INC.

By:	/s/ Zivi Nedivi
Name: Zivi Nedivi
Title: Chief Executive Officer

/s/ James G. Schleck
JAMES G. SCHLECK

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